President
Section 906 Certification under Sarbanes Oxley Act

I, Michael G. Clark, certify that:

1.
I have reviewed this report, filed on behalf of Money Market Portfolio, Government & Agency Securities Portfolio and Tax-Exempt Portfolio (Capital Assets Funds Shares, Capital Assets Funds Preferred Shares), each a series of Cash Account Trust, on Form N-CSRS;

2.
Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSRS (the “Report”) fully complies with the requirements of § 13 (a) or §15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

December 28, 2010	/s/Michael G. Clark
Michael G. Clark
President

Chief Financial Officer and Treasurer
Section 906 Certification under Sarbanes Oxley Act

I, Paul Schubert, certify that:

1.
I have reviewed this report, filed on behalf of Money Market Portfolio, Government & Agency Securities Portfolio and Tax-Exempt Portfolio (Capital Assets Funds Shares, Capital Assets Funds Preferred Shares), each a series of Cash Account Trust, on Form N-CSRS;

2.
Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSRS (the “Report”) fully complies with the requirements of § 13 (a) or §Purvi1nbsp;15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

December 28, 2010	/s/Paul Schubert
Paul Schubert
Chief Financial Officer and Treasurer